SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 1, 2013

NANOVIRICIDES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-1379006	76-0674577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

135 Wood Street, Suite 205 West Haven, Connecticut		06516
(Address of Principal Executive Offices)		(Zip Code)

(203) 937-6137

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 1, 2013, (the “Closing Date”), the Registrant consummated an offering (the “Offering”) in the aggregate amount of $6,000,000 for its Unsecured 8% Coupon Series B Convertible Debenture (the “Debentures”) to four equity investors comprised of private, family investment offices and a charitable foundation. The Debentures are due on January 31, 2017 (the “Maturity Date”) and are convertible into restricted shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”) at the conversion price of $1.00 per share of Common Stock. The Debentures shall bear interest at the coupon rate of eight percent (8%) per annum, computed on an annual basis of a 365 day year, payable in quarterly installments on March 31, June 30, September 30 and December 31 of each calendar year until the Maturity Date. Interest for the first quarter ending March 31, 2013 shall be calculated on a per diem basis from the Closing Date. For so long as the Debentures remain unpaid, the Registrant shall issue additional interest to the subscribers as follows: (i) at the Closing of the Debenture (the “Closing”), a number of shares of restricted Common Stock equal to the principal amount of the Debenture multiplied by 0.33; (ii) on the first anniversary of the Closing, a number of shares of Common Stock equal to the principal amount of the Debenture multiplied by 0.33; (iii) on the second anniversary of the Closing, a number of shares of Common Stock equal to the principal amount of the Debenture multiplied by 0.34 (collectively, with subsection (ii), the “Interest Shares”); and (iv) on the third anniversary of the Closing, warrants (the “Interest Warrants”) to purchase a number of shares of Common Stock equal to the principal amount of the Debenture multiplied by 0.33, at the exercise price of $1.00 per share of Common Stock which warrant shall expire three years after the date of issuance.

The principal balance of the Debentures may be repaid in cash or, at the option of the holder, a number of shares of the Registrant’s Common Stock. In addition, the Subscriber may convert some or all, of the sum of the principal balance then outstanding on the Debenture plus any accrued but unpaid cash interest, into a number of shares of Common Stock at the conversion price of $1.00 per share of Common Stock (the “Conversion Shares”). The Registrant, at its sole option, shall have the right, but not the obligation, to repurchase the Debenture prior to the Maturity Date (the “Redemption”) for an amount equal to the principal amount of the Debenture plus any accrued coupon interest and additional interest of 7% per annum for the period from the Closing Date to the Redemption Date. In addition, upon Redemption, the Registrant shall issue to the holder warrants (the “Redemption Warrants”) to purchase a number of shares of Common Stock equal to the principal amount of the Debenture multiplied by 0.33, at the exercise price of $1.00 per share, which shall expire three years after the date of issuance.

The Registrant agreed to use its best efforts to register the Interest Shares and the shares issuable the Interest Warrants under a “shelf” registration statement provided same is available, in accordance with the provisions of the Securities Act. The Company also agreed to use its best efforts to register the shares of Common Stock underlying the Redemption Warrants under a registration statement pursuant to the provisions of the Securities Act. Further, the Registrant granted the Subscribers, individually, the right to require the Registrant to register shares of Common Stock issuable to the Subscribers upon conversion of the Debenture or exercise of the Interest Warrants on such form of Registration Statement as the Registrant deems appropriate.

The Offering was conducted directly by the Registrant without the use of a placement agent. Accordingly, no placement agent fees or other commissions were paid by the Registrant in connection with the Offering.

Item 3.02	Unregistered Sales of Equity Securities.

The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder. The agreements executed in connection with this sale contain representations to support the Company’s reasonable belief that the Investor had access to information concerning the Company’s operations and financial condition, the Investor acquired the securities for their own account and not with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the Investor are sophisticated within the meaning of Section 4(2) of the Securities Act and are “accredited investors” (as defined by Rule 501 under the Securities Act). In addition, the issuances did not involve any public offering; the Company’s made no solicitation in connection with the sale other than communications with the Investor; the Company obtained representations from the Investor regarding their investment intent, experience and sophistication; and the Investor either received or had access to adequate information about the Company in order to make an informed investment decision.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

NANOVIRICIDES, INC.

Date: February 1, 2013	By:	/s/ Anil Diwan
Anil Diwan, President